CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)

                                                                         YEAR ENDED DECEMBER 31,                      SIX MONTHS
                                                                                                                       JUNE 30,
EXCLUDING INTEREST ON DEPOSITS:                             1998       1997       1996       1995       1994       1999       1998
                                                          --------   --------   --------   --------   --------   --------   --------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)                               3,485      3,468      3,435      4,110      5,906      1,824      1,722
     INTEREST FACTOR IN RENT EXPENSE                          179        159        150        140        143        103         83
     DIVIDENDS--PREFERRED STOCK                               126(A)     223        261        553        505(B)      --(A)      93
                                                          --------   --------   --------   --------   --------   --------   --------

        TOTAL FIXED CHARGES                                 3,790      3,850      3,846      4,803      6,554      1,927      1,898
                                                          --------   --------   --------   --------   --------   --------   --------

INCOME:
     INCOME BEFORE TAXES                                    4,469      5,751      6,093      5,608      4,631      3,675      3,469
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                                    3,664      3,627      3,585      4,250      6,049      1,927      1,805
                                                          --------   --------   --------   --------   --------   --------   --------

        TOTAL INCOME                                        8,133      9,378      9,678      9,858     10,680      5,602      5,274
                                                          ========   ========   ========   ========   ========   ========   ========

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS                          2.15       2.44       2.52       2.05       1.63       2.91       2.78
                                                          ========   ========   ========   ========   ========   ========   ========

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                                      14,988     13,081     12,409     13,012     14,902      7,253      7,127
     INTEREST FACTOR IN RENT EXPENSE                          179        159        150        140        143        103         83
     DIVIDENDS--PREFERRED STOCK                               126(A)     223        261        553        505(B)      --(A)      93
                                                          --------   --------   --------   --------   --------   --------   --------

        TOTAL FIXED CHARGES                                15,293     13,463     12,820     13,705     15,550      7,356      7,303
                                                          --------   --------   --------   --------   --------   --------   --------

INCOME:
     INCOME BEFORE TAXES                                    4,469      5,751      6,093      5,608      4,631      3,675      3,469
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                                   15,167     13,240     12,559     13,152     15,045      7,356      7,210
                                                          --------   --------   --------   --------   --------   --------   --------

        TOTAL INCOME                                       19,636     18,991     18,652     18,760     19,676     11,031     10,679
                                                          ========   ========   ========   ========   ========   ========   ========

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS                          1.28       1.41       1.45       1.37       1.27       1.50       1.46
                                                          ========   ========   ========   ========   ========   ========   ========

(A) On October 8, 1998, CITICORP merged into a newly formed, wholly owned subsidiary of Travelers Group Inc. (TRV) (The Merger). Following the Merger, TRV changed its name to Citigroup Inc. (Citigroup). Under the terms of the Merger, Citicorp's Common and Preferred stock were exchanged for Citigroup Common stock and Preferred stock.
(B)   Calculated using a tax rate of 29% for 1994